UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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RODMAN & RENSHAW CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1251 Avenue of the Americas
New York, New York 10020
(212) 356-0500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 5, 2010
AT 9:00 AM., EDT

To our stockholders:

          You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Meeting”) of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (the “Company”), which will be held on Wednesday, May 5, 2010 at 9:00 AM eastern daylight savings time at our corporate headquarters located at 1251 Avenue of the Americas, New York, New York 10020, 20th Floor, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1.	To elect a board of directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified;

2.	To approve the Company’s 2010 Stock Award and Incentive Plan;

3.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the 2010 fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          Stockholders of record of the Company’s Common Stock at the close of business on March 10, 2010, the record date set by the Board of Directors, are entitled to notice of, and to vote at, the Meeting and at any adjournment or postponements thereof.

          THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors,

Gregory R. Dow, Secretary

New York, New York
March 23, 2010

Important notice regarding Internet availability of proxy materials for the 2010 Annual Meeting to be held on May 5, 2010

The proxy materials for the Annual Meeting, including the 2009 Annual Report and Proxy Statement, are available online at http://www.rodm.com

PROXY STATEMENT

          This proxy statement contains information related to the 2010 Annual Meeting of Stockholders (“Meeting”) of Rodman & Renshaw Capital Group, Inc., a Delaware corporation (“we”, “us”, “our”, “Rodman” or the “Company”), to be held at our corporate headquarters located at 1251 Avenue of the Americas, New York, New York 10020, 20th Floor, on Wednesday, May 5, 2010 at 9:00 AM, EDT, and at any postponements or adjournments thereof. The approximate date of mailing for this proxy statement, proxy card and a copy of our annual report on Form 10-K for the year ended December 31, 2009 is March 26, 2010.

SOLICITATION AND REVOCATION OF PROXIES

          A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, is solicited on behalf of the Board of Directors of the Company (the “Board”) for use at the Meeting. Stockholders are requested to complete, date and sign the accompanying proxy and return it promptly to the Company. Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at anytime by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting or (iii) attendance at the Meeting and voting in person.

          The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the management of the Company may also solicit some stockholders in person, or by telephone, e-mail or fax, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

          If your shares are registered directly in your name with Corporate Stock Transfer, Inc., our transfer agent, you are considered a stockholder of record. As a stockholder of record at the close of business on March 10, 2010 (the “Record Date”), you can vote in person at the Meeting or you can provide a proxy to be voted at the Meeting by signing and returning the enclosed proxy card. If you submit a proxy card, we will vote your shares as you direct. If you submit a proxy card without giving specific voting instructions, those shares will be voted as recommended by the Board. If your shares are held in a stock brokerage account or other nominee, you are considered the beneficial owner of those shares, and your shares are held in “street name.” If you hold your shares in “street name,” you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange.

* * * * * * * * *

STOCKHOLDER’S VOTING RIGHTS

          Only holders of record of the Company’s Common Stock, $0.001 par value (“Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponements thereof. On the Record Date there were 35,349,445 shares of Common Stock outstanding with one vote per share.

          Our bylaws provide that the holders of a majority of the shares of our Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Abstentions and “broker non-votes” will be counted as present for the purpose of determining the presence of a quorum. With respect to the election of directors, “withheld” votes and “broker non-votes” will be deemed not to have been cast and will have no legal effect in the election of directors. With respect to the other matters described herein, abstentions will have the same effect as a vote against such proposals, but broker non-votes will have no legal effect on the proposals.

          With respect to the election of directors, assuming a quorum is present, the affirmative vote of a plurality of the votes cast by the holders of the Company’s common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for a particular Board seat is elected for that seat.

          With respect to the proposals to approve the 2010 Stock Award and Incentive Plan (the “2010 Plan”) and to ratify KPMG LLP as the Company’s independent auditors for fiscal year ended December 31, 2010, or any other non-election matter that may come before the meeting, assuming a quorum is present, the affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter is required to approve the proposal. As discussed above, for purposes of the vote on any such proposal, abstentions are tantamount to a “no” vote and “broker non-votes” will not be counted and therefore will have no impact on the outcome.

          We have retained our transfer agent, Corporate Stock Transfer, Inc., as independent inspector of election to receive and tabulate the votes. Our transfer agent will also certify the results and perform any other acts required by the Delaware General Corporation Law.

* * * * * * * * *

MANAGEMENT

          Set forth below is information concerning our directors and senior executive officers, as of March 15, 2010.

Name	Age	Position

Wesley K. Clark	65	Chairman and Director
Michael Vasinkevich	42	Vice Chairman and Director
Edward Rubin	42	Chief Executive Officer (Principal Executive Officer), President and Director
John J. Borer III	52	Senior Managing Director, Head of Investment Banking and Director
David Horin	41	Chief Financial Officer (Principal Accounting Officer)
Winston Churchill	69	Director
Richard M. Cohen	59	Director
Peter F. Drake	56	Director
Sam Dryden	60	Director
Mark L. Friedman	62	Director
Marvin I. Haas	67	Director

          Executive officers are appointed by, and serve at the pleasure of, the Board of Directors. A brief biography of each director and executive officer follows:

          Wesley K. Clark. General Clark was appointed Chairman on July 10, 2007 and became a director on July 22, 2007. He was appointed chairman of Rodman & Renshaw Holding LLC (“Holding”), our predecessor, in January 2006. In addition to being an educator, writer and commentator, General Clark is chairman and chief executive officer of Wesley K. Clark & Associates, a strategic advisory firm he founded in March 2003. From June 2000 through March 2003, General Clark was a managing director at Stephens, Inc., an investment banking firm based in Arkansas. From June 1966 through June 2000, General Clark served in the U.S. Army where he held numerous staff and command positions and rose to the rank of 4-star general. He served as NATO Supreme Allied Commander and Commander in Chief of the U.S.-European Command from July 1997 through May 2000. In August 2000, General Clark was awarded the Presidential Medal of Freedom, the United States’ highest civilian honor. General Clark graduated from the United States Military Academy at West Point in 1966. He received a Masters in Philosophy, Politics and Economics from Oxford University where he was a Rhodes Scholar from 1966 to 1968. General Clark serves on the board of directors of AMG Advanced Metallurgical Group N.V., a global producer of specialty metals and metallurgical vacuum furnace systems, Bankers Petroleum Ltd., a Canadian-based oil and gas exploration and production company, Juhl Energy, Inc., a wind energy provider and Prysmian S.r.L.a provider of high-technology cables and systems for energy and telecommunication. He is a former director of Adams Aircraft Industries, Inc., Argyle Security, Inc., CVR Energy, Inc., Nutracea Inc. and Summit Global Logistics, Inc.

          Michael Vasinkevich. Mr. Vasinkevich was appointed Vice Chairman on July 10, 2007 and became a director on July 22, 2007. He was appointed vice chairman of Holding in May 2007. He joined us in July 2002 as senior managing director and was appointed a director of Rodman & Renshaw, LLC (“R&R”), our registered broker-dealer in 2006 and a director of Holding in 2004. From August 1999 through May 2002, Mr. Vasinkevich was a managing director at Ladenburg Thalmann & Co. Inc., and for the last 11 months of his tenure there he was president of capital markets. From November 1998 through July 1999 he was the founder and managing director of Tandem Venture Partners, Ltd., a specialized financial advisory firm focusing on growth companies in the United States and Asia. From June 1997 to November 1998, he was the managing director of the structured finance group at Jesup & Lamont Securities Corp.

          Edward Rubin. Mr. Rubin was appointed Chief Executive Officer on February 9, 2009, and became President and a director on July 10, 2007. He was appointed president of Holding in May 2007. He originally joined Holding in June 2002 as a senior managing director. He served as President of R&R from September 2006, as a director of R&R since 2006 and as a director of Holding since 2004. From August 1999 through May 2002, Mr. Rubin was a director, corporate finance with Ladenburg Thalmann & Co. Inc. From November 1998 through July 1999, he was the founder and executive vice president of Tandem Venture Partners, Ltd., a specialized financial advisory firm focusing on growth companies in the United States and Asia. From July 1998 to November 1998, he was a vice president in the structured finance group at Jesup & Lamont Securities Corp. From November 1995 through December 1997, Mr. Rubin was assistant general counsel for NCH Capital, an investment fund specializing in investments in Eastern Europe and the former Soviet Union. From September 1993 through November 1995, Mr. Rubin was an associate in two law firms in New York, Friedman & Kaplan and Coudert Brothers. Mr. Rubin received his B.A. in political science from Bernard M. Baruch College in 1989 and his J.D. from New York University School of Law in 1993.

          John J. Borer III. Mr. Borer became a director on July 22, 2007 and a Senior Managing Director and Co-Head of Investment Banking in September 2007. Since July 2008, he has been Head of Investment Banking. Mr. Borer was our Chief Executive Officer from July 10, 2007 through September 4, 2007. Mr. Borer was appointed chief executive officer of Holding in May 2007. He also served as a director of Holding since April 2004 and a director of R&R since 2002. From 1998 through 2006 he was a senior managing director and the president of R&R. From 1991 through 1998, Mr. Borer was a managing director and head of investment banking at the broker-dealer affiliate of the original Rodman & Renshaw firm. From 1984 through 1991, Mr. Borer was senior vice president and investment manager in the new business development office of Security Pacific Business Credit Inc. From 1979 through 1984, he served as a vice president and business development officer with Barclays American Business Credit in its Los Angeles office. Mr. Borer received his B.S. in Agricultural Economics from the University of California at Davis in 1978 and his J.D. from Loyola Law School in Los Angeles in 1984.

          David Horin. Mr. Horin became our Chief Financial Officer on March 17, 2008. From 2003 through March 2008, Mr. Horin was the Managing Director of Accounting Policy and Financial Reporting at Jefferies & Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. Prior to his employment at Jefferies & Company, from 2000 to 2003, Mr. Horin was a Senior Manager in KPMG’s Department of Professional Practice in New York, where he advised firm members and clients on technical accounting and risk management matters for a variety of public, international and early growth stage entities. Mr. Horin has a Bachelor of Science degree in Accounting from Baruch College at the City University of New York. Mr. Horin is also a Certified Public Accountant.

          Winston Churchill. Mr. Churchill became a director on October 16, 2007. He has served as the chairman of the board of Cyalume Technologies Holdings Inc. (OTCBB:CYLU), successor by change of name to Vector Intersect Security Acquisition Corp., since May 31, 2006. Since 1996, Mr. Churchill has been the managing general partner of SCP Partners, which manages several private equity and venture capital funds. From 1993 to the present he has been the chairman of CIP Capital Management, Inc., which manages a “small business investment company,” as defined by the National Association of Small Business Investment Companies. He is currently a director of Innovative Solutions and Support, a company engaged in the design, manufacture, and sale of flight information computers, flat panel displays, and monitoring systems; Amkor Technology, Inc., a subcontractor of semiconductor packaging and test services; Griffin Land & Nurseries, a real estate and landscape nursery business; and a number of private portfolio companies. Mr. Churchill received a B.S. in Physics, summa cum laude, from Fordham University in 1962, an M.A. in Economics from Oxford University, where he was a Rhodes Scholar, in 1964, and a J.D. from Yale Law School in 1967. He is a trustee of Immaculata University.

          Richard M. Cohen. Mr. Cohen became a director on August 13, 2007. Since 1996, he has been the President of Richard M. Cohen Consultants, a financial services consulting company that accepts engagements from public and private companies to assist with their corporate governance and corporate finance needs. Since 2003, Mr. Cohen has served as a director of Dune Energy, Inc., a publicly traded energy company for which he served as chief financial officer from November 2003 to April 2005. He is also currently serving as corporate secretary of Dune. Since February 2006, Mr. Cohen has served as a director of Helix Biomedix Inc., and December 2009 he has served as a Director of Cormedix, Inc. From 1984 through 1992, Mr. Cohen was an investment banker at Henry Ansbacher, Furman Selz, where he specialized in mergers & acquisitions, public equity offerings, and restructurings. From 1980 through 1983, Mr. Cohen was a vice president of corporate development at Macmillan, Inc. Mr. Cohen is a certified public accountant (New York State). He received a B.S. from the University of Pennsylvania (Wharton) in 1973 and an M.B.A. from Stanford University in 1975.

          Peter F. Drake. Dr. Drake became a director on October 16, 2007. Dr. Drake is currently the managing general partner of Mayflower Partners, a healthcare investment fund. From 1999 to 2002, he served as a managing director in the Equity Research Department of Prudential Securities, Inc., following Prudential’s acquisition of Vector Securities International, an investment banking firm co-founded by Dr. Drake in 1988. Vector specialized in raising capital for emerging healthcare companies and acted as an advisor in merger and alliance transactions in the healthcare area. Dr. Drake joined the investment banking firm of Kidder, Peabody & Co. as a biotechnology analyst in 1983, becoming a partner in 1986. He currently serves on the board of directors of Trustmark Insurance Co., a healthcare insurance provider, Penwest Pharmaceuticals Co., a publicly traded healthcare company providing drug delivery systems, Cortex Pharmaceuticals, Inc., a publicly traded neuroscience company, and Sequoia Sciences, a privately held biotechnology company focusing on the development of new antiinfectives. Dr. Drake received a B.A. in Biology from Bowdoin College in 1976, a Ph.D. in Biochemistry and Neurobiology from Bryn Mawr College in 1980 and a C.B.A. from the Wharton School of Business at the University of Pennsylvania in 1983.

          Sam Dryden. Mr. Dryden became a director on July 22, 2007. He had been appointed to the board of directors of Holding in March 2007. Since February 2010, he has served as Director, Agricultural Development of the Bill and Melinda Gates Foundation. He also serves as Senior Advisory Director of Wolfensohn & Company, a corporate advisory and investment firm. From January 1, 2007 until January 31, 2010, he served as a managing director of Wolfensohn & Company where he focuses on private equity investments in biofuels and other alternative energies. He was the chief executive officer of Emergent Genetics, LLC, a life science investment holding company, a position he has held since April 2004. From January 1997 through June 2006, he served as chairman and chief executive officer of Emergent Genetics, Inc., an international biotechnology company. He founded and held executive positions with both Agrigenetics Corporation, now part of Dow AgroSciences, and Big Stone Inc., a private venture-investment and development company, which participated in the founding of over a dozen life science companies. Mr. Dryden is a member of the Council on Foreign Relations where he serves on its Advisory Committee on Intellectual Property and American Competitiveness. Mr. Dryden received his B.A. from Emory University in 1973.

          Mark L. Friedman. Mr. Friedman became a director on October 16, 2007. Since 2001, he has served as the managing partner of Constellation Investment Partners LLC, a Florida based merchant-banking and special investment firm. In 2003, Mr. Friedman co-founded OnForce, Inc., an online marketplace for onsite technology services. Mr. Friedman was a partner of Shea & Gould, a national law firm, from 1982-1992 and also served as a member of its management committee. He previously served as a director of several public companies, including Allied Digital Technologies Corp. and Disc Graphics, Inc., where he also served as chairman of the audit committee. Mr. Friedman received his B.A. in history, magna cum laude, in 1970 and his J.D., cum laude, in 1973 from the University of Pennsylvania. He was elected to the Phi Beta Kappa Society and was Articles Editor of the University of Pennsylvania Law Review.

          Marvin I. Haas. Mr. Haas became a director on October 16, 2007. From December 2006 through August 2008, Mr. Haas served as a member of the board of directors of Universal Power Group, Inc. and as chairman of its compensation committee and as a member of its corporate governance and nominating committee. From 1993 until its sale to the Sara Lee Corporation in 1999, Mr. Haas served as president and chief executive officer of Chock Full O’Nuts Corporation. Since his retirement from Chock Full O’Nuts, Mr. Haas has been a private investor. Mr. Haas received a B.A. from Northeastern University in 1965 and an M.B.A. from its Graduate School of Business in 1967.

Family Relationships

          None of the directors or executive officers is related by blood, marriage or adoption.

* * * * * * * * *

BENEFICIAL STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following table sets forth information regarding beneficial ownership of our common stock as of March 15, 2010 (except as otherwise noted) for (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and current executive officers as a group.

          Unless otherwise indicated in the footnotes to this table, based on information furnished by such stockholders, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Common Stock Beneficially Owned (2)

Name and Address(1)	Shares		Percent (3)

Directors and Named Executive Officers
Wesley K. Clark	435,980	(4)	1.2%
Michael Vasinkevich	—	(5)	—
John J. Borer III	2,444,083		6.9%
Edward Rubin	12,711,683	(6)	36.0%
David Horin	239,195	(7)	*
Sam Dryden	78,284	(8)	*
Richard Cohen	46,434	(8)	*
Winston Churchill	323,299	(8)	*
Mark L. Friedman	126,434	(8)	*
Marvin I. Haas	50,434	(8)	*
Peter F. Drake	115,534	(8)	*
All current officers and directors as a group (11 persons)	16,571,360	(9)	45.7%

5% Stockholders
Steven T. Newby
12716 Split Creek Court
North Potomac, MD 20878	3,740,533	(10)	10.6%

*	Less than 1.0%.

(1)	Unless indicated otherwise, all addresses are c/o Rodman & Renshaw Capital Group, Inc., 1251 Avenue of the Americas, New York, New York 10020.

(2)

Except as otherwise indicated and subject to applicable community property and similar laws, each named person has reported having the sole voting and investment power with respect to his or her shares, other than shares subject to options or other rights to acquire.

(3)

Percentage of Common Stock Beneficially Owned is based on the 35,349,445 shares outstanding as of March 15, 2010. In addition, shares which a person had the right to acquire that are included in his or her beneficial ownership are also deemed outstanding in calculating the percentage ownership of the person but not deemed outstanding as to any other person.

(4)	Includes 425,980 shares underlying options that are currently exercisable.

(5)

Mr. Vasinkevich does not beneficially own any shares. Paul Revere, LLC (“Revere”) beneficially owns 12,711,683 shares. ARF Trust, a trust for the benefit of Mr. Vasinkevich’s wife and children, owns a two-thirds membership interest in Revere. See note 6 below.

(6)

Shares owned by Revere, a former member of Rodman & Renshaw Holding, LLC. The members of Revere are the ARF Trust (two-thirds) and Edward Rubin and a trust for the benefit of his children (collectively one-third). Edward Rubin is the sole trustee of the ARF Trust and the wife and children of Michael Vasinkevich, our Vice Chairman, are its beneficiaries. Mr. Rubin has sole voting and investment power over all of the shares owned by Revere.

(7)	Includes 219,500 shares underlying restricted stock units (“RSUs”).

(8)	Includes 6,666 shares underlying non-qualified options that are currently exercisable or exercisable within 60 days of March 15, 2010 and 39,768 shares underlying RSUs.

(9)	Includes 465,976 shares underlying non-qualified options that are currently exercisable or exercisable within 60 days of March 15, 2010 and 458,108 shares underlying RSUs.

(10)

The information with respect to this stockholder is derived from the Schedule 13G/A filed by the stockholder on January 6, 2010 with the Securities and Exchange Commission, reporting shares beneficially owned at December 31, 2009.

* * * * * * * * *

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          Under our bylaws, the number of directors at any one time may not be less than one or more than eleven. The maximum number of directors at any one time may be increased by a vote of a majority of the directors then serving. Currently, the Board of Directors consists of ten members, six of whom qualify as “independent” under the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market, Inc. (“NASDAQ”). Our charter provides for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified. It is anticipated that the Board of Directors will meet at least quarterly.

          The nominees named herein are presently members of the Board, and each nominee has consented to serve as a director if elected at this year’s Meeting. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that the Board may nominate as a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Nominees standing for election to the Board

Name	Age	Title

Wesley K. Clark	65	Chairman and Director
Michael Vasinkevich	42	Vice Chairman and Director
Edward Rubin	42	Chief Executive Officer (Principal Executive Officer) President and Director
John J. Borer III	52	Senior Managing Director, Head of Investment Banking and Director
Winston Churchill	69	Director
Richard M. Cohen	59	Director
Peter F. Drake	56	Director
Sam Dryden	60	Director
Mark L. Friedman	62	Director
Marvin I. Haas	67	Director

          The principal occupation and business experience for each nominee is set forth in the section entitled Management above.

The Board recommends a vote “FOR” the election of the nominees named above and proxies that are signed and returned will be so voted unless otherwise instructed.

* * * * * * * * *

CORPORATE GOVERANCE AND BOARD COMMITTEES

Board Composition

          Currently, the Board of Directors consists of ten members. Our charter provides for the annual election of directors. At each annual meeting of stockholders, our directors will be elected for a one-year term and serve until their respective successors have been elected and qualified. The Annual Meeting to which this Proxy Statement relates is the Company’s 2010 Annual Meeting.

Disclosure of Director Qualifications

          The Board of Directors, acting through the Nominating and Corporate Governance Committee, is responsible for assembling for stockholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a Board. The Nominating and Corporate Governance Committee regularly reviews the composition of the Board in light of the Company’s changing requirements, its assessment of the Board’s performance, and the inputs of stockholders and other key constituencies.

          The Nominating and Corporate Governance Committee looks for certain characteristics common to all board members, including integrity, strong professional reputation and record of achievement, constructive and collegial personal attributes, and the ability and commitment to devote sufficient time and energy to Board service.

          In addition, the Nominating and Corporate Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the board confronts. These individual qualities can include matters like experience in the company’s industry, technical experience (for example, financial or technological expertise), experience gained in situations comparable to the company’s (e.g., financial service companies, growth companies, and companies that grow through acquistions), leadership experience, and relevant geographical experience.

Director Independence

          Six of our ten directors, Messrs. Cohen, Churchill, Drake, Dryden, Friedman and Haas, qualify as independent under the rules and regulations of the SEC and NASDAQ.

Board Meetings

          The Board met six times during 2009. A majority of the directors attended all of the meetings of the Board. All persons who were directors during 2009 attended at least 75% of the meetings of the Board and each Committee upon which he was then serving. Absent special circumstances, each director is expected to attend the annual meeting of stockholders. With one exception, all of our directors attended the 2009 Annual Meeting.

Committees Established by the Board

          The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has three members, all of whom qualify as “independent” under the rules and regulations of the SEC and NASDAQ.

          Audit Committee. The Board of Directors has appointed Richard Cohen, Winston Churchill and Peter F. Drake as the members of the Audit Committee. Mr. Cohen is the chairman of the committee and also qualifies as an “audit committee financial expert” within the meaning of the rules of the SEC and NASDAQ. The Audit Committee reviews and reports to the Board of Directors on our internal accounting and financial controls and on the accounting principles and auditing practices and procedures to be employed in preparing and reviewing our consolidated financial statements. The Audit Committee is also responsible for engaging and overseeing our independent public auditors, the scope of the audit to be undertaken by such auditors and the pre-approval of any audit and permitted non-audit services provided by such auditors. During 2009, the Audit Committee held five meetings. We have adopted a Charter establishing and governing the Audit Committee, a copy of which is posted on our website at www.rodm.com.

          Compensation Committee. The Board of Directors has appointed Mark L. Friedman, Sam Dryden and Marvin I. Haas as the members of the Compensation Committee. Mr. Friedman serves as chairman of the committee. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies, practices and procedures relating to the compensation of the officers and other managerial employees, including the determination in its discretion of the amount of annual bonuses, if any, for our executive officers and other professionals, and the establishment and administration of employee benefit plans. The Compensation Committee exercises all authority under our employee equity incentive plans and will advise and consult with our senior executives as may be requested regarding managerial personnel policies. During 2009, the Compensation Committee held five meetings. We have adopted a Charter establishing and governing the Compensation Committee, a copy of which is posted on our website at www.rodm.com.

          Nominating and Corporate Governance Committee. The Board of Directors has appointed Winston Churchill, Peter F. Drake and Mark L. Friedman as the members of the Nominating and Corporate Governance Committee. Mr. Churchill serves as chairman of the committee. The Nominating and Corporate Governance Committee identifies and recommends nominees to the Board of Directors and oversees compliance with our corporate governance guidelines. During 2009, the Nominating and Corporate Governance Committee held one meeting. We have adopted a Charter establishing and governing the Nominating and Corporate Governance Committee, a copy of which is posted on our website at www.rodm.com.

          Executive Session. The non-management directors of the Board of Directors meet in executive session at each meeting of the Board of Directors. The non-management directors have the authority to retain outside consultants and to schedule additional meetings in their discretion.

Stockholder Recommendation for Director Nominations

          As noted above, the Nominating and Corporate Governance Committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders. Recommendations of stockholders should be sent to us in a timely manner, either in person or by certified mail, to the attention of our Corporate Secretary. Any recommendations submitted to the Secretary should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation but must include the information that would be required to be disclosed under the SEC’s rules in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as our director if elected. The Nominating and Corporate Governance Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Nominating and Corporate Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Nominating and Corporate Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management and other members of the Board. Although the Nominating and Corporate Governance Committee has not adopted a formal policy regarding diversity, it considers a broad range of factors in evaluating a candidate, including the advantages to Rodman that come from having a Board comprised of persons with diverse experiences and perspectives. Thus, the consideration of diversity is not limited to matters of race, gender or national origin, but encompasses the applicant’s broad background and is evaluated in light of the existing composition of the Board.

Communications with Non-Management Members of the Board

          The Company’s Corporate Governance Policies set forth a process by which stockholders and other interested third parties can send communications to the non-management members of the Board. When interested third parties have concerns, they may make them known to the non-management directors by communication via https://rodmanandrenshaw.silentwhistle.com/ethfeedback/index.jsp or toll free number (866) 851-9745. All such correspondence is provided to the presiding chairman at, or prior to, the next executive session held at a regular Board meeting.

* * * * * * * * *

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

          Cynthia Van Osch, the wife of John Borer, a director and our Head of Investment Banking, is employed by the Company. During 2008 and 2009, Ms. Van Osch received $97,894 and $49,558, respectively, for services rendered.

          We were the representative of the underwriters in the initial public offering of Vector Intersect Security Acquisition Corp. (“Vector”) which was consummated in April 2007. Vector was a special purpose acquisition company (SPAC) targeting the homeland security, national security and/or command and control industries. Pursuant to the underwriting agreement, we agreed to deposit a portion of our underwriting fees into the SPAC trust account until the earlier of a business combination or the liquidation of the trust account. We also agreed to forfeit any rights to such fees unless Vector successfully consummated a business combination. In December 2008, Vector consummated a business combination transaction. In connection with that transaction, we agreed to lend to Vector approximately $1.8 million of the funds held in the trust account for our benefit. The loan is evidenced by an unsecured promissory note bearing interest at the rate of 8% per annum and due on June 30, 2014. At December 31, 2009, the outstanding note balance was approximately $2 million. Winston Churchill, who became a director of the Company in October 2007, was a director and principal stockholder of Vector at the time of the transactions described above.

Director and Officer Indemnification

          We have entered into indemnity agreements with our directors and officers indemnifying them against all losses, damages, costs and expenses incurred by them arising out of their service in such capacity, subject to the limitations imposed by Delaware law. This agreement is in addition to our indemnification obligations under our bylaws.

Tax Indemnification Agreement

          Prior to the July 10, 2007, we operated as a limited liability company (treated as a partnership for income tax purposes) and, as such, our former members, including Revere, generally, will be liable for adjustments to taxes (including federal and state income taxes) attributable to our operations prior to July 10, 2007. In connection with our conversion to a corporation which occurred on July 10, 2007, we entered into a tax indemnification agreement to indemnify our former members, including Revere, and their respective members and stockholders, including John J. Borer III, Edward Rubin and a trust for the benefit of the wife and children of Michael Vasinkevich, against increases in taxes that relate to our activities prior to becoming a corporation. The tax indemnification agreement includes provisions that permit us to control any tax proceeding or contest which might result in our being required to make a payment under the tax indemnification agreement.

Policies and Procedures for Related Party Transactions

          We have adopted a code of business conduct and ethics, pursuant to which our executive officers, directors and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent committee of the Board in the case where it is inappropriate for our Audit Committee to review such a transaction due to a conflict of interest. All of our directors, executive officers and employees are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transaction, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. The Audit Committee will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Audit Committee determines in the good faith exercise of its discretion.

* * * * * * * * *

COMPENSATION OF DIRECTORS

          Each member of the Board who is not an employee receives, as compensation for service on the Board: (i) an annual retainer of $20,000; (ii) $1,000 for each meeting of the Board attended either in person or telephonically; and (iii) $750 for each committee meeting attended either in person or telephonically. In addition, each committee chairman receives an additional annual retainer as follows: (i) Audit Committee — $12,500; (ii) Compensation Committee — $7,500; and (iii) Nominating and Corporate Governance Committee — $5,000. Such additional compensation is intended to reflect special efforts of such board members. In 2009, each non-employee director received a RSU grant covering 30,000 shares of our common stock, 10,000 shares of which vested on the date of grant and 10,000 shares of which will vest on the first and second anniversary of the grant date, subject to forfeiture and accelerated vesting upon specified events. In addition, the shares have a selling restriction for two years following the final vesting date. Board members will be reimbursed for reasonable travel expenses associated with attending any board or committee meetings.

          The following table sets forth the compensation paid to our directors who are not named executive officers for the year ended December 31, 2009.

Director Compensation - 2009

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total

Wesley K. Clark(2)	—	—	$292,708	$292,708
Sam Dryden	$29,250	$45,600	—	74,850
Richard Cohen	43,500	45,600	—	89,100
Winston Churchill	35,250	45,600	—	80,850
Peter F. Drake	30,250	45,600	—	75,850
Mark L. Friedman	37,750	45,600	—	83,350
Marvin I. Haas	28,250	45,600	—	73,850

(1)

Compensation shown in the “Stock Awards” column represents the aggregate grant-date fair value of the awards computed in accordance the Financial Accounting Standards Board (FASB) Accounting Standards Codified Topic 718 (“FASB ASC Topic 718”) (excluding estimated forfeitures based on service-based vesting conditions). Each non-employee director received a grant of 30,000 RSUs on October 30, 2009, so the compensation amount in the table represents the aggregate fair value of the single grant received by the director in 2009. 10,000 RSUs were non-forfeitable upon grant, but will not be eligible for settlement until October 30, 2013, subject to accelerated settlement only upon a change in control of the Company but not upon a termination of service as a director. The grant date fair value of each RSU was $45,600. This fair value equals the closing price of our common stock on the date of grant, subject to a discount (reduction) based on the restrictions that delay settlement and thus preclude marketability of the underlying shares for a multi-year period. We calculate this discount using a protective put method model. At December 31, 2009, each of the non-employee directors held 3,334 unvested non-qualified stock options and 20,000 unvested RSUs and held 6,666 vested non-qualified stock options and 19,768 vested RSUs. Messrs. Drake and Cohen have elected to defer settlement of the RSUs beyond the scheduled settlement date, until their termination of service as a director.

(2)

General Clark is an employee, and receives no separate compensation for service on the Board. His compensation is described below. The amount in the column “All Other Compensation” represents the amount of compensation we paid to him in 2009.

          Wesley K. Clark is employed by us as the Chairman of the Board and serves as a Director. His employment commenced January 30, 2006. Under his current employment agreement, he receives an annual base salary of $250,000. In addition, he is eligible to receive the following cash bonuses: (i) up to 15% of fees received by R&R, our broker-dealer affiliate, in connection with any transaction introduced by him; and (ii) a discretionary amount at the end of each calendar quarter. In addition, the agreement: (i) granted him options to purchase 425,980 shares of our common stock at $3.78 per share, all of which were vested at December 31, 2008; and (ii) provides for payment of an amount if there is a “Change of Control Event” during the period of employment. In general, the amount cannot exceed $1,514,942, and would be reduced to the extent that the fair market value of a share of our common stock is less than $3.78 per share (as adjusted) on the date of the Change of Control Event. We may make the payment, in our absolute discretion, in cash or other property, including the shares or other property which may have been received in the transaction which constituted the Change of Control Event. A “Change of Control Event,” in general, means the acquisition by any one person, or a group, of more than 50% of the total fair market value or total voting power of our capital stock or of substantially all of our assets.

* * * * * * * * *

SUMMARY OF COMPENSATION

          The following table describes the components of the total compensation paid to our named executive officers for 2009 and 2008.

Summary Compensation Table

	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation		Total

Principal Executive Officer
Edward Rubin	2009	$150,000	$2,637,794	$—		$—	$2,787,794
President and Chief Executive Officer(2)	2008	$150,000	$—	$—		$—	$150,000

Michael Lacovara	2009	$16,667	$400,000	$—		$475,000	$891,667
Former Chief Executive Officer(3)	2008	$150,000	$707,500	$214,761		$—	$1,072,261

Principal Accounting Officer
David Horin	2009	$200,000	$350,000	$31,910	$		$581,910
Chief Financial Officer	2008	$200,000	$472,500	$241,820		$—	$914,320

Michael Vasinkevich	2009	$150,000	$3,637,794	$—		$—	$3,787,794
Vice Chairman	2008	$150,000	$—	$—		$—	$150,000

John J. Borer III	2009	$150,000	$1,575,825	$—		$—	$1,725,825
Head of Investment Banking	2008	$150,000	$—	$—		$—	$150,000

(1)

The stock-based compensation amounts reported in “Stock Awards” column for both years represent the aggregate grant-date fair value of the awards computed in accordance with FASB ASC Topic 718 (excluding estimated forfeitures based on service-based vesting conditions). We determine the fair value of restricted stock and RSUs as the closing price of our common stock on the date of grant, subject to a discount (reduction) in the case of RSUs that impose restrictions that delay settlement and thus preclude marketability of the underlying shares for periods extending after the lapse of the risk of forfeiture (vesting). We calculate this discount using a protective put method model. The grant of RSUs on February 6, 2009 was subject to a 65% discount based on this methodology.

(2)	Also became our Chief Executive Officer effective February 9, 2009.

(3)	Employment commenced September 4, 2007 and terminated February 9, 2009.

Employment Arrangements with Named Executive Officers

          In March 2007, we entered into an employment agreement with each of Michael Vasinkevich, Edward Rubin and John J. Borer III, subsequently modified in July 2007 and October 2009. Each of these agreements is substantially identical and their salient provisions are as follows:

          Term: Three years, terminating February 28, 2011, with automatic renewals for additional one-year periods unless either party has given at least 90 days notice (an “evergreen” provision).

Base Salary: $150,000 per annum, subject to increase in the sole discretion of the Compensation Committee.

Incentive Compensation: For each fiscal year during the term of their agreements, payment of an amount to these named executive officers, which, when added to the amount of salaries, bonuses, the cost of benefits and all other employee-related expenses (including employment taxes), but excluding equity-based compensation granted prior to October 17, 2007 and certain other items, does not exceed in the aggregate 55% of our gross revenues for such fiscal year, although we may increase this percentage for years subsequent to 2007 with the executive officers’ consent. The amount of incentive compensation will be determined by the Compensation Committee based on our overall revenue and profits and the relative productivity of the individual. The incentive compensation paid for 2009 performance is discussed below.

Benefits. Each individual is entitled to participate in any retirement plans, pension, insurance, health, disability or other benefit plan or program that is maintained by the Company.

Termination of Employment. Under the employment agreements with these executive officers, upon termination of the executive’s employment by us other than for cause (as defined in the agreements), the individual is entitled to a lump-sum payment equal to twelve times a monthly amount equal to one-twelfth of the sum of (a) the individual’s then current base salary plus (b) the average of the annual incentive compensation paid to the individual for the full fiscal year periods from 2006 through the year preceding the termination. The employment agreements with these executive officers also provide that, if we terminate the employment of these executive officers due to disability, we are obligated to pay a pro rata bonus for the year of termination based on full year results, which may be reduced by the amount of any payments under a disability pay policy, together with continuation of health and welfare benefits for one year.

          In August 2007, we entered into an employment agreement with our former Chief Executive Officer, Michael Lacovara, which provided for Mr. Lacovara to serve as our Chief Executive Officer. Mr. Lacovara’s employment agreement was unanimously approved by the Board and the Compensation Committee, and the performance-based compensation provisions it contains were also approved by our stockholders. On February 9, 2009, Mr. Lacovara’s employment terminated.

The material terms of Mr. Lacovara’s employment agreement were as follows:

Term: September 4, 2007 through December 31, 2009, with a 90-day “evergreen” provision.

Title: Chief Executive Officer and a member of the Board.

Base compensation: $150,000 per year.

Level One Incentive Compensation: Year ended December 31, 2007: $616,666; Year ended December 31, 2008: $800,000 plus $1,050,000 if our consolidated gross revenues for the year ended December 31, 2008 was more than 110% of our consolidated gross revenues for the year ended December 31, 2007; Year ended December 31, 2009: $800,000 plus $1,050,000 if our consolidated gross revenues for the year ended December 31, 2009 is more than 120% of our consolidated gross revenues for the year ended December 31, 2007. We were permitted to pay a portion of these bonus amounts in the form of equity awards.

Additional Incentive Compensation: Mr. Lacovara was eligible to participate in the Executive Bonus Plan as well as any other plan we adopt for our executives.

Restricted Stock Grant: Upon commencement of his employment in September 2007, Mr. Lacovara received 750,000 shares of restricted common stock pursuant to the 2007 Plan. The award provided for the shares to vest in three annual installments on the first, second and third anniversary of the grant date subject to the achievement of targeted revenue goals, subject to accelerated vesting in the event of death, disability, termination without cause, termination for good reason (as defined in the employment agreement) and termination upon a change in control.

Stock Options: In October 2007, we granted to Mr. Lacovara options to purchase 750,000 shares of common stock under the 2007 Plan pursuant to the terms of Mr. Lacovara’s employment agreement. The exercise price per share is $5.00. The options provided for vesting in three tranches on the first, second and third anniversary of the grant date, subject to continued employment on such dates, and were subject to accelerated vesting in the event of death, disability, termination without cause, termination for good reason and termination upon a change in control.

Termination Payment: Mr. Lacovara’s employment agreement governed the terms of his termination of employment on February 9, 2009. Under the employment agreement and the separation agreement we entered into with him, Mr. Lacovara became entitled to a cash severance payment of $475,000, the payment of a cash bonus of $400,000 for the second half of calendar year 2008, healthcare coverage continuation until not later than December 31, 2009 (subject to his payment of employee contributions on the same basis as before termination), and accelerated vesting of 500,000 unvested stock options exercisable at $5.00 per share and 879,605 unvested restricted stock units with a value at February 9, 2009 of $571,743 (based on the closing price of our common stock at that date).

          In February 2008, we entered into an at-will employment agreement with Mr. Horin, our vice president and chief financial officer. Mr. Horin’s employment commenced on March 17, 2008. Pursuant to the agreement, Mr. Horin serves at the pleasure of the Board and is entitled to receive base compensation of $200,000 per year plus an annual bonus to be determined in accordance with our prevailing compensation practices except that, for calendar years 2008 and 2009 such bonuses will not be less than $350,000 per annum. We are permitted to pay a portion of such bonus in the form of equity awards. In addition, on the commencement date of his employment, Mr. Horin was granted 100,000 restricted shares of our common stock pursuant to a restricted stock agreement which provided for vesting in three annual installments on the first, second and third anniversary of the grant date, provided Mr. Horin has not been terminated for cause or voluntarily terminated prior to vesting, and for accelerated vesting in the event of death, disability, termination without cause, termination for good reason, and termination upon a change in control. This grant was exchanged for 100,000 RSUs in December 2008.

Cash Bonus Compensation

          Cash bonus compensation is a key component of our executive compensation program. In 2009, we implemented pre-set, performance based annual incentive awards for the named executive officers (other than our Chief Financial Officer). We also paid a bonus guaranteed under the employment agreements with Mr. Horin; this bonus amount was part of the compensation package which we negotiated in recruiting Mr. Horin to join the management team.

          In August 2007, the Compensation Committee and the Board unanimously approved and adopted, and our stockholders approved, our Executive Bonus Plan. The Executive Bonus Plan includes the following key provisions:

•	The plan is administered by the Compensation Committee of the Board.

•	The plan has a term of five years, ending August 31, 2012.

•	The initial participants in the plan were Michael Lacovara, John J. Borer III, Michael Vasinkevich and Edward Rubin. The Compensation Committee may designate other employees as participants.

•

The Compensation Committee will determine the size of the hypothetical bonus pool to be distributed to the participants and the amount to be allocated to each participant based on performance criteria that it establishes. For 2009, the Committee authorized the funding of the bonus pool in an amount equal to 60% of 2009 total consolidated cash revenues, minus the base compensation payable to the participants and other compensation for employees but excluding from compensation equity-based compensation granted prior to October 17, 2007 and insurance premiums paid in respect of “key-man” life insurance policies for our benefit.

•

The Committee sets the allocation of the bonus pool before or early in the performance year, provided that in no event may the amount distributed in any single fiscal year to a participant exceed 25% of our total consolidated gross revenues for such year, as reported on our financial statements. For 2009, the Committee set allocations of this pool as follows: Mr. Borer, 23.0%; Mr. Vasinkevich, 38.5%; and Mr. Rubin, 38.5%. No bonuses would be payable if the funding formula resulted in zero or a negative amount. The maximum bonuses payable likewise were governed by this formula, subject to any lower limit that may be applicable under the Executive Bonus Plan.

•

The Executive Bonus Plan contains an overall limit on the bonus pool. In no event may the amounts payable pursuant to the plan in any one fiscal year, when added to all of our other compensation and benefits expenses for that year, as reported on our financial statements, exceed 60% of our total consolidated cash revenues for that year, excluding insurance premiums paid with respect to “key-man” life insurance policies for our benefit and equity-based compensation attributable to awards granted prior to September 30, 2007. As stated above, for 2008, the Committee set the cap on the pool at 55% of total consolidated cash revenues.

          For 2009, the funding pool formula resulted in a bonus pool of approximately $6.9 million which was allocated to the plan participants as set forth in the Summary Compensation Table. In addition, the Compensation Committee granted a special discretionary bonus to Michael Vasinkevich in the amount of $1 million in view of extraordinary service that resulted in significant revenue to the Company, which amount is included in the Summary Compensation Table as 2009 bonus for this executive officer.

          For 2009, we paid a guaranteed bonus of $350,000 to Mr. Horin under the terms of his employment agreement, reflected as 2009 bonus in the Bonus column of the Summary Compensation Table for this executive officer. We paid an additional bonus in the form of equity compensation by granting 28,748 restricted stock units (“RSUs”) to Mr. Horin in December 2009. Such RSUs had a grant date fair value of $31,910, and will vest ratably on the first, second and third year anniversary of the grant date, subject to accelerated vesting in the event of death, disability, termination without cause, termination for good reason (as defined in the employment agreement) and termination upon a change in control. We valued the RSUs at their fair value on the date of grant taking into account any post-vesting selling restrictions. See “Summary Compensation Table,” footnote (1) regarding how the fair value of RSUs is determined.

Outstanding Equity Awards At Fiscal Year End—Fiscal 2009

The following table shows information concerning grants of outstanding equity awards held by the named executive officers on December 31, 2009.

Name	Number of securities underlying unexercised options — exercisable	Number of securities underlying unexercised options — unexercisable	Option Exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)

Edward Rubin	—	—	—	—	—	—

John J. Borer III	—	—	—	—	—	—

David Horin	—	—	—	—	155,916(1)	634,578(2)

Michael Vasinkevich	—	—	—	—	—	—

Michael Lacovara	—	—	—	—	—	—

(1)

66,667 of these are RSUs resulting from a grant of 100,000 shares of restricted stock on March 17, 2008, which vested as to one-third on March 16, 2009, and will vest as to one-third on March 16, 2010 and 2011, respectively. 11,006 of these are RSUs resulting from a grant of 16,509 RSUs granted August 15, 2008, which vest ratably on the first, second and third anniversary dates of the grant. 49,495 of these are RSUs from a grant of 74,243 RSUs granted Febraury 6, 2009, which vest ratably on the first, second and third anniversary dates of the grant. 28,748 of these are RSUs from a grant of 28,748 RSUs granted December 29, 2009, which vest ratably on the first, second and third anniversary dates of the grant. These awards are subject to accelerated vesting in the event of death, disability, termination without cause, termination for good reason (as defined in Mr. Horin’s employment agreement) and termination upon a change in control event.

(2)	Market price is calculated based on the closing price per share of common stock on December 31, 2009 of $4.07.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities that are registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

          Based solely upon a review of the Forms 3, 4 and 5 (and amendments thereto) furnished to us for the fiscal year ended December 31, 2009, we believe that our directors, officers and greater-than-10% beneficial owners complied with all applicable Section 16 filing requirements.

Compensation Committee Interlocks and Insider Participation

          None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

* * * * * * * * *

PROPOSAL NO. 2
APPROVAL OF THE 2010 STOCK AWARD AND INCENTIVE PLAN

Introduction

          At the 2010 Annual Meeting, we will ask stockholders to approve the 2010 Stock Award and Incentive Plan (the “2010 Plan”), which was approved by our Board of Directors and the Compensation Committee (the “Committee”). The Board and Committee approved the 2010 Plan to help us:

•	Attract, retain, motivate and reward officers, employees, directors, consultants and advisors to Rodman and its subsidiaries and affiliates.

•	Strengthen our capability to develop and direct a competent management team.

•	Provide equitable and competitive compensation opportunities.

•	Authorize incentive awards that appropriately reward achievement of our goals and recognize individual contributions without promoting excessive risk.

•	Promote creation of long-term value for stockholders by closely aligning the interests of participants with the interests of stockholders.

          The Board and the Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important business objectives and promote the long-term success of Rodman. Therefore, the Board and Committee view the 2010 Plan as a key element of our overall compensation program.

          The 2010 Plan, if approved by stockholders, would replace the 2007 Stock and Incentive Plan (the “2007 Plan”). The Board and the Committee determined to replace the 2007 Plan with a new plan that, like the old plan, provides broadly for equity and incentive awards but which contains updated governance and compliance provisions. We are seeking approval for shares in addition to the number remaining available under 2007 Plan (which shares would be transferred to the 2010 Plan). We expect that the 2010 Plan will meet our needs for the next several years.

          Information on the total number of shares available under our existing equity compensation plans and unissued shares deliverable under outstanding options and stock units as of the end of the last fiscal year is presented below under the caption “EQUITY COMPENSATION PLAN INFORMATION.” Pursuant to the 2007 Plan and outstanding awards thereunder at March 15, 2010, if stockholders approve the 2010 Plan the total number of shares subject to outstanding awards under the 2007 Plan (including restricted stock and restricted stock units that remain unvested but excluding stock units that are no longer forfeitable) and available for future awards under the 2010 Plan (which would be our only continuing equity compensation plan) would be as follows:

Shares subject to outstanding awards *	1,455,737
Shares to be available for future equity awards, (under the proposed 2010 Plan)**	10,405,207

Total shares	11,860,944

Percentage of outstanding shares ***	33.6%

*	Includes unvested restricted stock and restricted stock units but excludes any vested portions of such awards, which have in effect been fully earned by participants.

**	Upon stockholder approval of the 2010 Plan, 6,405,207 shares remaining available under the 2007 Plan would be transferred directly to the 2010 Plan (and are included in the share amount in this row).

***

Outstanding shares (the denominator in this calculation) include all Common Stock outstanding at March 15, 2010 (including unvested restricted stock) and does not include issuance of unissued shares reserved for outstanding awards or future awards under the existing plans and the proposed 2010 Plan.

          The 2010 Plan would make four million new shares of common stock available for equity awards, representing approximately 11.1% of the shares outstanding at March 15, 2010. As stated above, shares that remain available under the 2007 Plan would be made available under the 2010 Plan. No new awards would be granted under the 2007 Plan, although the Committee retains full authority regarding outstanding awards under the 2007 Plan, including authority to approve modifications of such awards (repricing would be subject to stockholder approval, however). Shares subject to outstanding awards under the 2007 Plan may become available under the 2010 Plan if such shares are not delivered to the participant, in accordance with the share counting rules explained below under the caption “Shares Available Under the 2010 Plan.” In addition, the 2010 Plan would provide for cash incentive awards, including annual incentive awards, which currently are granted under our Executive Bonus Plan.

Overview of 2010 Plan Awards

          The 2010 Plan authorizes a broad range of awards, including:

•	stock options

•	stock appreciation rights (“SARs”)

•	restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer

•

deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (we generally refer to forfeitable deferred stock as “restricted stock units”)

•	other awards based on Common Stock

•	dividend equivalents

•	performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives)

•	cash-based performance awards tied to achievement of specific performance objectives

•	shares issuable in lieu of rights to cash compensation.

Vote Required for Approval

                    Approval of the 2010 Plan will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the 2010 Annual Meeting. The Board considers the 2010 Plan to be in the best interests of Rodman and our stockholders and therefore recommends that the stockholders vote to approve the 2010 Plan at the 2010 Annual Meeting.

Reasons for Stockholder Approval

          We seek approval of the 2010 Plan by stockholders in order to meet requirements of the Nasdaq Stock Market and to satisfy requirements of tax law to help preserve our ability to claim tax deductions for compensation to executive officers. In addition, the Board regards stockholder approval of the 2010 Plan as desirable and consistent with corporate governance best practices.

          Internal Revenue Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the 2010 Plan will be deemed to include approval of the general business criteria upon which performance objectives for awards are based, described below under the caption “Performance-Based Awards.” Stockholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of approximately five years under Section 162(m). Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

          In addition, stockholder approval will permit designated stock options to qualify as incentive stock options (“ISOs”) under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Restriction on Repricing and Loans

          The 2010 Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options or SARs previously granted under the Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” is defined as amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying stock in exchange for another option, SAR, restricted stock, other equity, cash or other property, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

          The 2010 Plan does not authorize loans to participants.

Description of the 2010 Plan

          The following is a brief description of the material features of the 2010 Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2010 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

          Shares Available under the 2010 Plan. If the 2010 Plan is approved by our stockholders, four million shares will be reserved for delivery to participants, plus shares remaining available for new grants under the 2007 Plan and shares recaptured from outstanding awards under the 2007 Plan. Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2010 Plan. The shares reserved may be used for any type of award under the 2010 Plan.

          Only the number of shares actually delivered to participants in connection with an award after all restrictions have lapsed will be counted against the number of shares reserved under the 2010 Plan. Thus, shares will remain available for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of an SAR than the number of shares covered by the SAR, or if shares that had been issued as restricted stock are forfeited. These same share-counting rules will apply to awards under the 2007 Plan, so that shares may become available under the 2010 Plan to the extent that shares are not in fact both delivered and vested in connection with those awards. Under the 2010 Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2010 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2010 Plan. Shares delivered under the 2010 Plan may be either newly issued or treasury shares.

          On March 15, 2010, the last reported sale price of Rodman’s Common Stock as reported in the Nasdaq Global Market was $4.50 per share.

                    Per-Person Award Limitations. The 2010 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m). Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2010 Plan relating to more than his or her “Annual Limit”. The Annual Limit equals 2.5 million shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated Awards, the 2010 Plan limits performance awards, including any annual incentive award that may be earned by a participant, to the participant’s defined Annual Limit, which for this purpose equals $15 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2010 Plan, and do not limit our ability to enter into compensation arrangements outside of the 2010 Plan.

          Adjustments. Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the Common Stock. We are also obligated to adjust outstanding awards (and share-related performance terms, such as share-price targets) upon the occurrence of these types of events to preserve, without enlarging, the rights of Plan participants with respect to their awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).

          Eligibility. Executive officers and other employees of Rodman and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to us, are eligible to be granted awards under the 2010 Plan. In addition, any person who has been offered employment by us may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. As of March 15, 2010, approximately 125 persons would be potentially eligible for awards under the 2010 Plan. Equity awards currently outstanding under the 2007 Plan were held by a total of 62 current and former Rodman employees and non-employee directors as of March 15, 2010.

          Administration. The Committee will administer the 2010 Plan, except that the Board may itself act to administer the Plan. However, any grant of an award to a non-employee director will be approved or granted under a policy approved by the Board, with the Committee either recommending or jointly approving such award or policy. (References to the “Committee” here mean the Committee or the full Board exercising authority with respect to a given award.) The 2010 Plan provides that the composition and governance of the Committee shall be established in the Committee’s charter adopted by the Board. Subject to the terms and conditions of the 2010 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2010 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2010 Plan. Nothing in the 2010 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the Plan. The 2010 Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the Committee. The 2010 Plan provides that members of the Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the Plan.

          Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unvested or unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Internal

Revenue Code Section 409A (“Section 409A”), or with terms that cause those awards to be deferral arrangements conforming to the requirements under Section 409A.

          Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of Rodman, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

          Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to Common Stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Committee.

          Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2010 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

          Performance-Based Awards. The Committee may grant performance awards, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m), the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	revenues, including revenues from specific business activities such as investment banking, principal transactions or commissions;

•	earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted), including these measures from continuing operations;

•	return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	net economic profit (operating earnings minus a charge for capital) or economic value created;

•	operating margin or profit margin;

•	stockholder value creation measures, including stock price or total stockholder return;

•	book value per share;

•	expense-based performance measures, such control of employee compensation expense;

•	dividend payout levels, including as a percentage of net income; and

•

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

          The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to our past performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, in such other way as the Committee may determine. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

          Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2010 Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2010 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis, but such transfers will be allowed only for estate-planning purposes and may not include transfers to third parties for value.

          The 2010 Plan authorizes the Committee to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the our business. Awards under the 2010 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2010 Plan, awards under our plans, or other rights to payment from us, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards, awards, or rights. In granting a new award, the Committee may determine that the in-the-money value or fair value of any surrendered award may be applied to reduce the purchase price of any new award, subject to the requirement that repricing transactions must be approved by stockholders.

          Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of Common Stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of Common Stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Rights to dividend equivalents may be granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

          Vesting, Forfeitures, and Related Award Terms. The Committee has discretion in setting the vesting schedule of options, SARs, restricted stock and other awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options, SARs and similar awards, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

          In addition, the 2010 Plan provides that, in the event of a Change in Control of the Company, outstanding Awards generally will immediately vest and be fully exercisable, and any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, with goals relating to performance-based awards deemed met to the extent specified in the performance-award documents. However, the Committee can specify different provisions applicable to a Change in Control in a participant’s award agreement. A Change in Control means generally (i) any person or group acquires voting securities and as a result is a beneficial owner of 50% or more of the voting power of the Company’s voting securities, (ii) a change in the Board’s membership such that, in any 12-month period, the members serving at the beginning of the period and those elected or nominated with the approval of two-thirds of the vote of those original members and the successors elected or nominated by them, cease to constitute a majority of the Board, or (iii) a sale or liquidation of all or substantially all of the assets of the Company. The distribution of awards upon a Change in Control may be limited by applicable restrictions under Code Section 409A.

          Amendment and Termination of the 2010 Plan. The Board may amend, suspend, discontinue, or terminate the 2010 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq Stock Market rules. Nasdaq Stock Market rules require stockholder approval of any material amendment to plans such as the 2010 Plan. Under these rules, however, stockholder approval will not necessarily be required for all amendments which might increase the cost of the 2010 Plan or broaden eligibility. Unless earlier terminated, the authority of the Committee to make grants under the 2010 Plan will terminate ten years after the latest stockholder approval of the 2010 Plan, and the 2010 Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2010 Plan

          We believe that under current law the following U.S. Federal income tax consequences generally would arise with respect to awards under the 2010 Plan.

          Options and SARs that are not deemed to be deferral arrangements under Code Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or Rodman. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

          Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the ISO shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant’s sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise (or upon sale of the option shares in the case of an ISO). A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

          We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

          Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.

          On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

          Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

          Some options and SARs may be subject to Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet Section 409A’s requirements, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

          As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Internal Revenue Code Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2010 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2010 Plan will be fully deductible under all circumstances. In addition, other awards under the 2010 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by Rodman as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Internal Revenue Code Sections 4999 and 280G.

          The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2010 Plan. This discussion is intended for the information of stockholders considering how to vote at the 2010 Annual Meeting and not as tax guidance to participants in the 2010 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2010 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2010 Plan

          Future awards under the 2010 Plan will be granted in the discretion of the Committee. Except as explained below, the type, number, recipients, and other terms of such future awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table” and “2009 Outstanding Equity Awards at Fiscal Year-End” elsewhere in this Proxy Statement and in our financial statements for the fiscal year ended December 31, 2009 included in the Annual Report which accompanies this Proxy Statement.

          We have authorized certain incentive awards to executive officers under the 2010 Plan, subject to stockholder approval of the Plan, in order that those awards can qualify for full tax deductibility by us if they are subsequently earned and paid out. These awards are annual incentive awards for the fiscal year ending December 31, 2010. The annual incentive awards will become payable for fiscal 2010 performance only if a corporate performance goal is achieved, specifically that non-GAAP net income before payment of executive bonuses is a positive dollar amount. This non-GAAP net income amount is adjusted upward and downward to adjust for certain effects of non-cash principal transactions, non-recurring legal fees and the impairment of goodwill and other intangible assets. If the specified level of this performance measure is achieved, the level of achievement of certain other performance goals – including an operating profit and net revenues from investment banking (placement transactions), merchant banking and principal investing transactions -- will also be considered to determine the final amount of the annual incentive award. The amounts payable under the applicable formulas cannot be determined, so the table below shows as the target amount the amount that would have been payable has the incentive awards been payable in 2009 based on the actual level of performance achieved in 2009, and without the exercise of any discretion by the Committee:

New Plan Benefits
2010 Stock Award and Incentive Plan

	Payout for Performance at Specified Level

Name and Position	Threshold	Target	Maximum

Edward Rubin President and Chief Executive Officer	$—	$5,650,156	$	*
Michael Vasinkevich Vice Chairman	$—	$5,650,156	$	*
David Horin Chief Financial Officer	$—	$—		$—
John J. Borer III. Head of Investment Banking	$—	$1,994,173	$	*
Current Executive Officers as a Group (4 in number)	$—	$13,294,484	$	*
Non-Executive Officer employees as a Group	$—	$—		$—
Non-Employee Directors as a Group	$—	$—		$—

*	The maximum amount payable under the applicable formula cannot be determined; see, “Description of Plan – Per Person Award Limitations” above.

          If stockholders decline to approve the 2010 Plan, no awards will be granted or paid out under the 2010 Plan, but awards may continue to be granted under the 2007 Plan or under other authority of the Board of Directors and the Committee.

          The Board of Directors considers the 2010 Plan to be in the best interests of Rodman and our stockholders and therefore recommends that stockholders vote FOR approval of the 2010 Plan at the Annual Meeting.

Equity Compensation Plan Information

          In August 2007, the Compensation Committee and the Board unanimously approved and adopted and our stockholders ratified the 2007 Plan. In October 2008, the plan was amended to increase the number of shares that it covered.

          The following table summarizes the options and restricted stock units outstanding and shares available for future grant of equity awards under Company plans as of December 31, 2009. The shares covered by outstanding options and restricted stock units and the exercise prices of options are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

	Equity Compensation Plan Table

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity Compensation Plans Approved By Security Holders

Grants under the 2007 Stock and Incentive Plan	2,607,167	(1)	$0.12	(2)	6,405,207	(3)

Equity Compensation Plans Not Approved By Security Holders

Common Stock Options(4)	4,046,812		$4.06		Not applicable

Total	6,653,979		$2.51	(5)	6,405,207

(1)

Includes options covering 60,000 shares and a restricted stock units covering 2,547,167 shares, but excludes restricted stock (which awards under SEC rules do not constitute options, warrants or rights).

(2)

Weighted average is calculated for both options and RSUs, in accordance with SEC rules, although RSUs do not have an exercise price. If only options were included in this calculation (i.e., excluding RSUs), the weighted average exercise price of the outstanding options would have been $5.00.

(3)

Of the shares remaining available for future equity awards, all of such shares could be granted in the form of either stock options or restricted stock, restricted stock units, or other full value awards.

(4)	These options were granted prior to the Company becoming a public reporting company.

(5)

Weighted average is calculated for both options and RSUs, in accordance with SEC rules, although RSUs do not have an exercise price. If only options were included in this caluclation (i.e., excluding RSUs), the weighted average exercise price of the outstanding optons would have been $4.07.

**********

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

          KPMG LLP (“KPMG”) has been our independent auditor since 2008. Their audit report appears in our annual report for the fiscal year ended December 31, 2009

          The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. Selection of the independent accountants is not required to be submitted to a vote of our stockholders for ratification. However, the Board is submitting this matter to stockholders as a matter of good corporate practice. Our Audit Committee approved the engagement of KPMG as our independent accountants for the fiscal year ending December 31, 2010. If the stockholders fail to ratify the selection of KPMG, the Audit Committee will take that into consideration and may retain another firm without re-submitting the matter to the stockholders, to audit our accounts for the 2010 fiscal year. Even if stockholders ratify the selection of KPMG, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

          A representative of KPMG is expected to be present at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

The Board Unanimously Recommends a Vote FOR this Proposal
and Proxies that are Signed and Returned Will Be So Voted
Unless Otherwise Instructed

* * * * * * * * *

REPORT OF THE AUDIT COMMITTEE TO THE BOARD

          The Audit Committee of the Board is responsible for providing oversight of our accounting and financial reporting functions. The Board appoints the Audit Committee and its chairman annually, with the committee consisting of at least three directors.

          The Audit Committee received the written communications from KPMG LLP, the Company’s independent registered public accounting firm, that are required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2009 is compatible with maintaining KPMG LLP’s independence and has discussed with KPMG LLP the firm’s independence from the Company.

          Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon.

          The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2009.

          Based on the above-mentioned reviews and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee, exercising its business judgment, recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

          This report is submitted on behalf of the members of the Audit Committee:

Richard Cohen, Chairman Winston Churchill Peter F. Drake

          Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Audit Committee shall not be incorporated by reference into any such filings.

* * * * * * * * *

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Committee Pre-Approval Policy

          Under the policies and procedures established by our Audit Committee, each engagement for audit and permissible non-audit services to be provided by our independent registered public accounting firm must be approved by the Audit Committee. The preapproval policy prohibits the independent registered public accounting firm from providing the following services: bookkeeping or other services related to our accounting records or financial statements; financial information systems design and implementation; appraisal or valuation services; fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management function services; human resource services; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit.

Service Fees Paid to the Independent Registered Public Accounting Firm

          Marcum & Kliegman LLP (“MK”) served as our independent auditors with respect the first two quarters of 2008. KPMG served as our independent auditors with respect to the third quarter of 2008 and the fiscal years ended December 31, 2008 and 2009. The following is the breakdown of the aggregate fees billed by each of MK and KPMG for the last two fiscal years:

KPMG

	2009		2008

Audit Fees	$980,000		$800,000
Audit Related Fees(1)	40,113		25,600

Total	$1,020,113		$825,600

Marcum & Kleigman

	2009		2008

Audit Fees	$—		$378,879
Audit Related Fees	7,000	(2)	92,500	(3)
Tax Fees	—		25,830	(4)

Total	$7,000		$497,209

(1)	Audit services in connection with accounting consultations and internal control reviews.

(2)	Accountants Consent for the Form S-3 registration statement.

(3)	Employee placement fee.

(4)	Consists primarily of tax compliance and planning.

Change in Independent Registered Public Accounting Firm

          Effective on August 14, 2008 (the “Effective Date”), we dismissed MK from serving as our independent accountants and engaged KPMG as our new independent accountants. Our Audit Committee unanimously approved and authorized the change, directed the process of review of candidate firms to replace MK and made the final decision to engage KPMG.

          The reports of MK on our financial statements for the years ended December 31, 2006 and 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits of the years ended December 31, 2006 and 2007 and reviews of our financial statements as of June 30, 2008 and through the Effective Date, there were no disagreements with MK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MK, would have caused them to make reference thereto in their reports on the financial statements.

          During the two most recent fiscal years and through the Effective Date, we have not consulted with KPMG on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in each case where a written report was provided or oral advice was provided that KPMG concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

* * * * * * * * *

ANNUAL REPORT TO STOCKHOLDERS

          We have enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (“Annual Report”) with this proxy statement. The Annual Report includes our audited financial statements for the fiscal year ended December 31, 2009, along with other financial information and management discussion us, which we urge you to read carefully.

          You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

•	accessing the Investor Relations section of our website at http://www.rodm.com;

•	writing to:

Rodman & Renshaw Capital Group, Inc. – Investor Relations 1251 Avenue of the Americas New York, NY 10020; or

•	telephoning us at: (212) 356-0500.

          You can obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

* * * * * * * * *

STOCKHOLDERS PROPOSALS FOR 2011 ANNUAL MEETING

          Pursuant to the rules of the SEC, stockholder proposals submitted for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2011 must be received by the Company not later than November 26, 2010, and must comply with the SEC’s rules in all other respects.

          Other stockholder proposals to be presented at the annual meeting in 2011, including director nominations, must comply with the notice requirements of the Company’s Bylaws and be delivered to the Company not later than March 31, 2011, nor earlier than March 1, 2011. Any such proposals should be sent via means that afford proof of delivery to the Secretary at the Company’s principal executive offices.

Other Information

          The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and by our directors, officers and regular employees without special compensation therefore. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for benefical owners of our common stock.

          Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” all of the proposals described in this proxy statement.

Householding

          The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report from us directly, please contact us by:

•	writing to:

Rodman & Rensaw Capital Group, Inc. – Investor Relations 1251 Avenue of the Americas New York, NY 10020; or

•	telephoning us at: (212) 356-0500.

* * * * * * * * *

IMPORTANT NOTICE

ATTENDANCE AT ANNUAL MEETING

          For building and personnel security reasons, all stockholders of record desiring to attend the Annual Meeting in person must so indicate by checking the box on the accompanying proxy card.

          All stockholders whose shares are held in street name in a brokerage or other account should contact such broker or custodian of such account to obtain instructions to receive building security clearance. In the interest of building and employee security, anyone not complying with the foregoing procedures will not be admitted to the meeting. No exceptions will be made.

* * * * * * * * *

OTHER MATTERS

          Our Board of Directors does not know of any other matters that are to be presented for action at the Meeting. Should any other matter come before the Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Important notice regarding Internet availability of proxy materials for the 2010 Annual Meeting to be held on May 5, 2010

The proxy materials for the Annual Meeting, including the 2009 Annual Report and Proxy Statement, are available online at http://www.rodm.com

BY ORDER OF THE BOARD

Gregory R. Dow, Secretary

Dated: March 23, 2010

APPENDIX A

RODMAN & RENSHAW CAPITAL GROUP, INC.

2010 Stock Award and Incentive Plan

          1. Purpose. The purpose of this 2010 Stock Award and Incentive Plan (the “Plan”) is to aid RODMAN & RENSHAW CAPITAL GROUP, INC., a Delaware corporation (the “Company,” which term shall include successors and assigns), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to strengthen the Company’s capability to develop and direct a competent management team, to provide for equitable and competitive compensation opportunities, to authorize incentive awards that appropriately reward achievement of Company and business-unit goals and recognize individual contributions without promoting excessive risk, and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

          2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          (a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Annual Limit” shall have the meaning as defined in Section 5(b).

          (c) “Award” means any cash award, Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

          (d) “Beneficiary” means any family member or members, including by marriage or adoption, any trust in which the Participant or any family member or members have more than 50% of the beneficial interest, and any other entity in which the Participant or any family member or members own more than 50% of the voting interests, in each case designated by the Participant in his most recent written Beneficiary designation filed with the Committee as entitled to exercise rights or receive benefits in connection with the Award (or any portion thereof), or if there is no surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise rights or receive benefits in connection with the Award in the event of the death of the Participant.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” and related terms have the meaning as defined in Section 9.

          (g) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

          (h) “Committee” means the Compensation Committee of the Board (or a successor to such committee designated by the Board), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee under the Plan shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The Board may perform any function of the Committee hereunder (except to the extent limited under applicable Nasdaq rules), in which case the term “Committee” shall refer to the Board.

(i) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(j) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

          (k) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(l) “Effective Date” means the effective date specified in Section 11(q).

(m) “Eligible Person” has the meaning specified in Section 5.

          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

          (o) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under the following procedure or a substitute procedure as may be approved from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing sale price reported for in the Nasdaq Stock Market on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR and relating to the market value of Stock measured at the time of exercise of a Non-409A Option or SAR shall conform to requirements under Treasury Regulation § 1.409A-1(b)(5)(iv).

          (p) “409A Award” means an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder, but excluding any Award that is excluded from being a deferral of compensation under Treasury Regulation § 1.409A-1. “Non-409A Award” means an Award other than a 409A Award. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(q) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(r) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during a specified time period.

(s) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(t) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

          (u) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(v) “Preexisting Plan” means the Company’s Amended and Restated 2007 Stock and Incentive Plan.

          (w) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).

(x) “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z) “Stock” means the Company’s Common Stock, .001 par value per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(aa) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

          (a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be granted or exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock (including Stock deliverable in connection with the Award), other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, any grant of an Award to a non-

employee director shall be approved, or granted in accordance with a policy approved, by the Board; provided, however, that the Committee shall recommend (or jointly approve) such awards or policies to the Board, and the Committee retains the full independent authority conferred under the Plan with respect to other aspects of non-employee director awards.

          (b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. The Committee otherwise may act through a subcommittee or with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance as determined by the Committee. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of any member, shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, (iii) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act, and (iv) is permitted under Section 157 and other applicable provisions of the Delaware General Business Corporation Law and other applicable laws and regulations. In furtherance of this delegation authority (and without limiting any other delegation of authority), to the fullest extent permitted under the Delaware General Corporation Law the Chief Executive Officer, in consultation with the Chief Financial Officer and head of Human Resources (or officers acting in those capacities, regardless of title), shall have the authority to grant an Award or Awards under the Plan to any employee who is not an executive officer of the Company with an aggregate grant date fair value determined under Financial Accounting Standards Board (FASB) Accounting Standards Codified Topic 718 (“FASB ASC Topic 718”) up to $200,000 in any fiscal year.

          (c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

          (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 4,000,000 shares plus the number of remaining shares reserved for equity awards under the Preexisting Plan which have not been issued and delivered under the Preexisting Plan, including such Preexisting Plan shares as may become available in accordance with Section 4(b) hereof; provided, however, that the total number of shares with respect to which ISOs may be granted shall not exceed 4,000,000. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

          (b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the Preexisting Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from such an Award or award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award or award shall be deemed to constitute shares not delivered and will be deemed to remain or to become available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan.

          In addition, in the case of any Award granted in assumption of or substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan (such assumed or substitute Awards may be administered under the Plan, however). This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5. Eligibility; Per-Person Award Limitations.

          (a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer, (ii) a non-employee director of the Company, (iii) a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and (iv) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced such employment. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate (including a business combination) are eligible for Awards granted in assumption of or in substitution for such outstanding awards.

(b) Per-Person Award Limits. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan relating to up to his or her Annual Limit. A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 2.5 million shares plus the amount of the Participant’s unused Annual Limit relating to stock-denominated Awards as of the close of the previous year, subject to adjustment as provided in Section 11(c). In the case of cash-denominated Awards or other Awards which are not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $15 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award (at the maximum designated amount for such Awards), regardless of whether such amount or shares are in fact earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.

6. Specific Terms of Awards.

          (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 11(e) and 11(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan (subject to Section 11(k) and the terms of the Award agreement). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a). Notwithstanding the foregoing, any Award resulting from an assumption or granted in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate (including a business combination) shall satisfy this Section 6(b)(i) if the assumption or substitution preserves without enlarging the in-the-money value of the original award at the date of the acquisition. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 11(c) of the Plan.

          (ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 11(k) and 11(l)), including, without limitation, cash, Stock, Stock deliverable to the Participant upon exercise of the Award, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law, but excluding any exercise method in which a personal loan would be made from the Company to the Participant), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, but which in no event will be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the SAR.

          (ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of any SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. Limited SARs that may only be exercised in connection with a Change in Control or termination of service following a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. The foregoing notwithstanding, Restricted Stock will vest over a minimum period of one year except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 6(d), vesting over a one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

          (e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

          (i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(l)), as determined by the Committee at the date of grant or thereafter.

          (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

          (iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

          (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Dividend Equivalents shall not be granted in connection with Options and SARs in respect of any period prior to the exercise of the Option or SAR.

          (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards, Including Annual Incentive Awards.

          (a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, provided, however, (i) the reservation of discretion shall be limited as specified under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m); and (ii), in the case of any Performance Award denominated in shares at the grant date (i.e., an Award which constitutes a share-based payment arrangement under award under FASB ASC Topic 718), no discretion to reduce or increase the amounts payable (except as provided under Section 11(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

          (b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

          (i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards:

(1)	revenues, including revenues from specific business activities such as investment banking, principal transactions or commissions;

(2)	earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

(3)	net income or net income per common share (basic or diluted), including these measures from continuing operations;

(4)	return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;

(5)	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

(6)	net economic profit (operating earnings minus a charge for capital) or economic value created;

(7)	operating margin or profit margin;

(8)	stockholder value creation measures, including stock price or total stockholder return;

(9)	book value per share;

(10)	expense-based performance measures, such control of employee compensation expense;

(11)	dividend payout levels, including as a percentage of net income; and

(12)

strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5(b).

          (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

          (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. Subject to Section 7(a), the Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances (if any) in which such Performance

Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period.

          (c) Annual Incentive Awards Granted to Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

          (i) Grant of Annual Incentive Awards. Not later than the applicable deadline specified in Section 7(b)(iii), the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, the amount(s) potentially payable thereunder, and the performance period in which such amount(s) may be earned. The amount(s) potentially payable as Annual Incentive Awards shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an Annual Incentive Award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. The foregoing notwithstanding, if any portion of the Annual Incentive pool for a given fiscal year is not allocated and paid out for that year, the Committee, at any time after such fiscal year, may allocate and pay out from such then-unallocated amounts of hypothetical funding remaining an Award to any Eligible Person other than a Covered Employee, but such allocations may not affect the allocations or payouts to any Covered Employee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

          (ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. Subject to Section 7(a), the Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

          (d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, the level of hypothetical funding of the Annual Incentive Pool and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Certain Provisions Applicable to Awards.

          (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or, subject to the restriction on repricing in Section 11(e), in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 11(k) and 11(l) and subject to the restriction on repricing in Section 11(e), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

          (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii) and 6(c)(ii) and elsewhere in the Plan.

          (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 11(k) and 11(l)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Sections 11(k) and 11(l)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

          (d) No Personal Loans or Reloads. No term of an Award shall provide for a personal loan to a Participant, including for payment of the exercise price of an Option or withholding taxes relating to any Award. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

          (e) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b)), except that this provision shall not apply to sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Sections 11(k) and 11(l)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

9. Change in Control.

          (a) Effect of “Change in Control” on Non-Performance Based Awards. The Committee may specify in any Award document that, In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b) (these provisions shall not apply if not so specified in the applicable Award document):

          (i) All deferral of settlement, forfeiture conditions and other restrictions applicable to such Awards shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any valid waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 11(a); provided, however, that, in the case of a 409A Award, the end of any deferral period and settlement of the Award shall occur only if the Change in Control is a 409A Change in Control as defined in Section 11(k)(i)(E)(1) (but forfeiture conditions relating to such Award will lapse), and any waiver or express election to defer such 409A Award shall be subject to the terms of Section 11(k);

          (ii) Any such Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the applicable period provided under the Award agreement (i.e., provisions terminating the Award at specified times following termination of employment will continue to apply) and subject to applicable restrictions set forth in Section 11(a) and, in the case of a 409A Award, Section 11(k) and applicable restrictions in the Award Agreement which shall meet the requirements of Section 11(k) and other requirements of Code Section 409A; and

          (iii) The Committee may, in its discretion, determine to require (or extend to any Participant the right to elect) that, in lieu of acquiring the shares of Stock covered by an Option or SAR, a Participant shall receive in cash the excess of the Fair Market Value per share at the date of the Change in Control (or a designated date within 60 days after the Change in Control) over the exercise price or base price multiplied by the number of shares of Stock covered by such Option or SAR; provided, however, that the extension of this right to any Participant shall meet all requirements of Section 11(k) and other requirements of Code Section 409A that apply to the particular Award (including to preserve the Award’s status as a Non-409A Award). If the Committee has so specified such a cash out of Options or SARs, at the designated date for such cash out all Options and SARs (including those having an exercise price or base price in excess of the then Fair Market Value per share, for which no cash was payable) shall be cancelled.

          (b) Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and only to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant. For any portion of a Performance Award deemed earned in such case, the provisions of Section 9(a) will apply unless otherwise provided in such Award document.

(c) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) Any “person” (defined as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a “person” who together with all members of such “person’s” family as of the Effective Date was the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the Company’s Stock, or more than one person acting as a group (as defined in subsection (iii) below) acquires beneficial ownership of Company stock and immediately thereafter is the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s outstanding stock;

          (ii) There is a change in the composition of the Board of Directors over a period of twelve (12) consecutive months or less such that a majority of the members of the Board of Directors cease to be individuals who either (x) have been members of the Board of Directors continuously since the beginning of such period or (y) have been elected or nominated for election as members of the Board of Directors during such period by a majority of the members of the Board of Directors described in clause (x) or described in this clause (y) as a result of a previous election who were still in office at the time such election or nomination was approved by the Board of Directors; or

          (iii) The sale of all or substantially all of the assets of the Company. Anything to the contrary contained herein notwithstanding, no Change in Control shall be considered to occur where there is a transfer of assets to an entity controlled by the stockholders of the transferring corporation immediately after the transfer.

For purposes of this definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. It is intended that the Change in Control events described in this definition meet the requirements for a “Change in Control Event” as described in Section 1.409A-3(i)(5) of the Treasury Regulations promulgated under Section 409A, and the term “Change in Control” shall be interpreted and applied for all purposes of this Plan in a manner consistent with such intent.

          10. Additional Award Forfeiture Provisions.

          Unless otherwise determined by the Committee, each Award shall be subject to any Company policy regarding forfeitures or clawbacks of compensation as in effect at the time of grant. Accordingly, in addition to any other terms of an Award providing for forfeiture and related restrictions, Awards shall be forfeitable upon occurrence of a forfeiture event if and to the extent specified in any such Policy.

          11. General Provisions.

          (a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 11(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

          (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that (i) Awards and related rights shall be transferred to a Participant’s Beneficiary or Beneficiaries upon the death of the Participant, and (ii), subject to Section 11(k)(i)(H), Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant, and rights thereunder may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are then permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

          (c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including all applicable limitations specified in Section 4(a), (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Award (subject to Section 11(l)). In furtherance of the foregoing, a Participant shall have a legal right to an adjustment to an outstanding Award which constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant. (This legal right to an adjustment shall apply equally to equity awards issued under the Preexisting Plan or any other Company plan or arrangement before the effectiveness of this Plan, which awards remain outstanding on the effective date of the Plan.) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the

Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation § 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

          (i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

          (ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the effectiveness of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

          (iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

          (e) Changes to the Plan and Awards. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the Nasdaq Stock Market or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend outstanding Awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such amendment would materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty materially adverse to the Participant, and any discretion reserve by the Board or Committee with respect to an Award is not limited by this provision). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of an Option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles;

•

Canceling an Option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another Option or SAR, restricted stock, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 11(c). The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term would be then mandatory for a new Award of the same type under the Plan.

          (f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law and subject to Section 11(k), deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

          (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

          (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

          (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

          (j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

          (k) Certain Limitations on Awards to Ensure Compliance with Code Section 409A.

          (i) 409A Awards and Deferrals. Other provisions of the Plan notwithstanding, the terms of any 409A Award, including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A but only to the extent that such modification or limitation is permitted under Code Section 409A and the regulations and guidance issued thereunder. The following rules will apply to 409A Awards:

(A)

Elections. If a Participant is permitted to elect to defer compensation and in lieu thereof receive an Award, or is permitted to elect to defer any payment under an Award, such election will be permitted only in accordance with Exhibit A hereto;

(B)

Changes in Distribution Terms. The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Code Section 409A) in accordance with, and to the fullest extent permitted by, applicable Internal Revenue Service guidance under Code Section 409A;

(C)

Exercise and Distribution. Except as provided in Section 11(k)(i)(D) hereof, no 409A Award shall be exercisable (if the exercise would result in a distribution) or otherwise distributable to a Participant (or his or her beneficiary) except upon the occurrence of one of the following (or a date related to the occurrence of one of the following), which must be specified in a written document governing such 409A Award and otherwise meet the requirements of Treasury Regulation § 1.409A-3:

	(1)	Specified Time. A specified time or a fixed schedule.

(2)

Separation from Service. The Participant’s separation from service (within the meaning of Treasury Regulation § 1.409A-1(h) and other applicable rules under Code Section 409A); provided, however, that if the Participant is a “specified employee” under Treasury Regulation § 1.409A-1(i), settlement under this Section 11(k)(i)(C)(2) shall instead occur at the expiration of the six-month period following separation from service under Section 409A(a)(2)(B)(i). During such six-month delay period, no acceleration of settlement may occur, except (1) acceleration shall occur in the event of death of the Participant, (2), if the distribution date was specified as the earlier of separation from service or a fixed date and the fixed date falls within the delay period, the distribution shall be triggered by the fixed date, and (3) acceleration may be permitted otherwise if and to the extent permitted under Section 409A. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period. With respect to any 409A Award, a reference in any agreement or other governing document to a “termination of employment” which triggers a distribution shall be deemed to mean a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h).

(3)

Death. The death of the Participant; provided, however, that unless a specific time otherwise is stated for payment of a 409A Award upon death, such payment shall occur in the calendar year in which falls the 30th day after death.

	(4)	Disability. The date the Participant has experienced a 409A Disability (as defined below).

	(5)	409A Change in Control. The occurrence of a 409A Change in Control (as defined below);

(D)

No Acceleration. The exercise or distribution of a 409A Award may not be accelerated prior to the time specified in accordance with Section 11(k)(i)(D) hereof, except in the case of one of the following events:

(1)

Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency, as defined below, but only if the net amount payable upon such settlement does not exceed the amounts necessary to relieve such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the settlement, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation from insurance or otherwise or by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. Upon a finding that an Unforeseeable Emergency has occurred with respect to a Participant, any election of the Participant to defer compensation that will be earned in whole or part by services in the year in which the emergency occurred or is found to continue will be immediately cancelled.

(2)

Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(3)

Conflicts of Interest. Such 409A Award may permit the acceleration of the settlement time or schedule as may be necessary to comply with an ethics agreement with the Federal government or to comply with a Federal, state, local or foreign ethics law or conflict of interest law in compliance with Treasury Regulation § 1.409A-3(j)(4)(iii).

(4)

Change. The Committee may exercise the discretionary right to accelerate the lapse of the substantial risk of forfeiture of any unvested compensation deemed to be a 409A Award upon a 409A Change in Control or to terminate the Plan upon or within 12 months after a 409A Change in Control, or otherwise to the extent permitted under Treasury Regulation § 1.409A-3(j)(4)(ix), or accelerate settlement of such 409A Award in any other circumstance permitted under Treasury Regulation § 1.409A-3(j)(4);

(E)	Definitions. For purposes of this Section 11(k), the following terms shall be defined as set forth below:

(1)

“409A Change in Control” shall be deemed to have occurred if, in connection with a Change in Control (as defined in Section 9(c)), there occurs a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Treasury Regulation § 1.409A-3(i)(5)).

(2)

“409A Disability” means an event which results in the Participant being (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii), by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its subsidiaries.

(3)

“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, and otherwise meeting the definition set forth in Treasury Regulation § 1.409A-3(i)(3).

(F)

Time of Distribution. In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made within 60 days after the date at which the settlement of the Award is specified to occur. In the case of any distribution of a 409A Award during a specified period following a settlement date, the maximum period shall be 90 days, and the Participant shall have no influence (other than permitted deferral elections) on any determination as to the tax year in which the distribution will be made during any period in which a distribution may be made;

(G)

Determination of “Specified Employee.” For purposes of a distribution under Section 11(k)(i)(C)(2), status of a Participant as a “specified employee” shall be determined annually under the Company’s administrative procedure for such determination for purposes of all plans subject to Code Section 409A.

(H)

Non-Transferability. The provisions of Section 11(b) notwithstanding, no 409A Award or right relating thereto shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or creditors of the Participant’s Beneficiary.

(I)	Limitation on Setoffs. If the Company has a right of setoff that could apply to a 409A Award, such right may only be exercised at the time the 409A Award would have been distributed to the Participant or his or her Beneficiary, and may be exercised only as a setoff against an obligation that arose not more than 30 days before and within the same year as the distribution date if application of such setoff right against an earlier obligation would not be permitted under Code Section 409A.

(J)

409A Rules Do Not Constitute Waiver of Other Restrictions. The rules applicable to 409A Awards under this Section 11(k)(i) constitute further restrictions on terms of Awards set forth elsewhere in this Plan. Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b) or 6(c), in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Code Section 409A.

          (ii) Separate Payments. Unless otherwise specified in the applicable Award agreement, each vesting tranche of an Award shall be deemed to be a separate payment for purposes of Code Section 409A, and any portion of a vesting tranche that would vest on a pro rata basis in the event of a separation from service on December 31 of a given year, and the remaining portion of such vesting tranche that would not so vest, each shall be deemed to be a separate payment for purposes of Code Section 409A.

          (iii) Distributions Upon Vesting. In the case of any Non-409A Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution (compliant with Section 409A) is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the substantial risk of forfeiture lapsed, and if a determination regarding the level of earning of an Award is to be made promptly following the end of a calendar-year performance year and constitutes the event upon which all substantial risk of forfeiture shall lapse, then the determination of the level of achievement of performance and the distribution shall be made between January 1 and March 15 of the year following the performance year In all cases, the Participant shall have no influence on any determination as to the tax year in which the distribution will be made.

          (iv) Limitation on Adjustments. Any adjustment under Section 11(c) shall be implemented in a way that complies with applicable requirements under Section 409A so that Non-409A Option/SARs do not, due to the adjustment, become 409A Awards, and otherwise so that no adverse consequences under Section 409A result to Participants. (v)Release or Other Termination Agreement. If the Company requires a Participant to execute a release, non-competition, or other agreement as a condition to receipt of a payment upon or following a termination of employment, the Company will supply to the Participant a form of such release or other document not later than the date of the Participant’s termination of employment, which must be returned within the minimum time period required by law and must not be revoked by the Participant within the applicable time period (if any) for revocation in order for the Participant to satisfy any such condition. If any amount payable during a fixed period following termination of employment is subject to such a requirement and the fixed period would begin in one tax year and end in the next tax year, the Company, in determining the time of payment of any such amount, will not be influenced by the timing of any action of the Participant including execution of such a release or other document and expiration of any revocation period. In particular, the Company will be entitled in its discretion to deposit any such payment in escrow during either year comprising such fixed period, so that such deposited amount is constructively received and taxable income to the Participant upon deposit but with distribution from such escrow remaining subject to the Participant’s execution and non-revocation of such release or other document.

          (v) Limit on Authority to Amend. The authority to adopt amendments under Section 11(e) does not include authority to take action by amendment that would have the effect of causing Awards to fail to meet applicable requirements of Section 409A.

          (vi) Scope and Application of this Provision. For purposes of this Section 11(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

          (l) Certain Limitations Relating to Accounting Treatment of Awards. Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan (including under Sections 8(c), 8(d), 11(c) and 11(d)) is limited to the extent necessary to ensure that any Award of a type that the Committee has intended to be “share-based equity” (and not a “share-based liability”) subject to fixed accounting with a measurement date at the date of grant under FASB ASC Topic 718 shall not be deemed a share-based liability (subject to “variable” accounting) solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding as a share-based liability (i.e., subject to such “variable” accounting).

          (m) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the Delaware General Corporation Law, and in other respects the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

          (n) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, sound business practices and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(n) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

          (o) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate or in any particular office or position, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by such other plan or arrangement with specific reference to Awards under this Plan).

          (p) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

          (q) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting of stockholder. The date of such stockholder approval shall be the Effective Date. Upon such approval of the Plan by the stockholders of the Company, no new awards shall be granted under the Preexisting Plan, but any outstanding awards under that plan shall continue in accordance with their terms (and any authority to amend those awards shall continue under that plan). Unless earlier terminated by action of the Board of Directors, the authority to make new grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

Exhibit A

Deferral Election Rules

          If a participant in a plan, program or other compensatory arrangement (a “plan”) of Rodman & Renshaw Capital Group, Inc. (the “Company”) is permitted to elect to defer awards or other compensation, any such election relating to compensation deferred under the applicable plan must be received by the Company prior to the date specified by or at the direction of the administrator of such plan (the “Administrator,” which in most instances will be the Human Resources Department). For purposes of compliance with Section 409A of the Internal Revenue Code (the “Code”), any such election to defer shall be subject to the rules set forth below, subject to any additional restrictions as may be specified by the Administrator. Under no circumstances may a participant elect to defer compensation to which he or she has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation.

(1)

Initial Deferral Elections. Any initial election to defer compensation (including the election as to the type and amount of compensation to be deferred and the time and manner of settlement of the deferral) must be made (and shall be irrevocable) no later than December 31 of the year before the participant’s services are performed which will result in the earning of the compensation, except as follows:

	•	Initial deferral elections with respect to compensation that, absent the election, constitutes a short-term deferral may be made in accordance with Treasury Regulation § 1.409A-2(a)(4) and (b);

•

Initial deferral elections with respect to compensation that remains subject to a requirement that the participant provide services for at least 12 months (a “forfeitable right” under Treasury Regulation § 1.409A-2(a)(5)) may be made on or before the 30th day after the participant obtains the legally binding right to the compensation, provided that the election is made at least 12 months before the earliest date at which the forfeiture condition could lapse and otherwise in compliance with Treasury Regulation § 1.409A-2(a)(5);

•

Initial deferral elections by a participant in his or her first year of eligibility may be made within 30 days after the date the participant becomes eligible to participate in the applicable plan, with respect to compensation paid for services to be performed after the election and in compliance with Treasury Regulation § 1.409A-2(a)((7);

•

Initial deferral elections by a participant with respect to performance-based compensation (as defined under Treasury Regulation § 1.409A-1(e)) may be made on or before the date that is six months before the end of the performance period, provided that (i) the participant was employed continuously from either the beginning of the performance period or the later date on which the performance goal was established, (ii) the election to defer is made before such compensation has become readily ascertainable (i.e., substantially certain to be paid), (iii) the performance period is at least 12 months in length and the performance goal was established no later than 90 days after the commencement of the service period to which the performance goal relates, (iv) the performance-based compensation is not payable in the absence of performance except due to death, disability, a 409A Ownership/Control Change (as defined in Section 10(d) of the Plan) or as otherwise permitted under Treasury Regulation § 1.409A-1(e), and (v) this initial deferral election must in any event comply with Treasury Regulation § 1.409A-2(a)(8);

	•	Initial deferral elections resulting in Company matching contributions may be made in compliance with Treasury Regulation § 1.409A-2(a)(9);

	•	Initial deferral elections may be made to the fullest permitted under other applicable provisions of Treasury Regulation § 1.409A-2(a); and

(2)

Further Deferral Elections. The foregoing notwithstanding, for any election to further defer an amount that is deemed to be a deferral of compensation subject to Code Section 409A (to the extent permitted under Company plans, programs and arrangements), any further deferral election made under the Plan shall be subject to the following, provided that deferral elections in 2007 and 2008 may be made under applicable transition rules under Section 409A:

	•	The further deferral election will not take effect until at least 12 months after the date on which the election is made;

•

If the election relates to a distribution event other than a Disability (as defined in Treasury Regulation § 1.409A-3(i)(4)), death, or Unforeseeable Emergency (as defined in Treasury Regulation § 1.409A-3(i)(3)), the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of a life annuity or installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid), to the extent required under Treasury Regulation § 1.409A-2(b);

•

The requirement that the further deferral election be made at least 12 months before the original deferral amount would be first payable may not be waived by the Administrator, and shall apply to a payment at a specified time or pursuant to a fixed schedule (and in the case of a life annuity or installment payments treated as a single payment, 12 months before the date that the first amount was scheduled to be paid);

	•	The further deferral election shall be irrevocable when filed with the Company; and

	•	The further deferral election otherwise shall comply with the applicable requirements of Treasury Regulation § 1.409A-2(b).

(3)

Transition Rules. Initial deferral elections and elections to change any existing deferred date for distribution of compensation in any transition period designated under Department of the Treasury and IRS regulations may be permitted by the Company to the fullest extent authorized under transition rules and other applicable guidance under Code Section 409A (including transition rules in effect in the period 2005 – 2008).

PROXY CARD

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN
THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND
YOUR COOPERATION WILL BE APPRECIATED.

RODMAN & RENSHAW CAPITAL GROUP, INC.
1251 AVENUE OF THE AMERICAS
NEW YORK, NY 10020
(212) 356-0500 Telephone

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
RODMAN & RENSHAW CAPITAL GROUP, INC.
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2010.

The undersigned hereby appoints Edward Rubin and David Horin as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of Common Stock of Rodman & Renshaw Capital Group, Inc. (the “Company”) held of record by the undersigned on March 10, 2010, at the Annual Meeting of Stockholders of the Company, to be held at our corporate headquarters located at 1251 Avenue of the Americas, New York, New York 10020, 20th Floor, on May 5, 2010 at 9:00 A.M., EDT, or any adjournment thereof and hereby revokes all previously executed proxies.

Important notice regarding Internet availability of proxy materials for the 2010 Annual Meeting to be held on May 5, 2010

The proxy materials for the Annual Meeting, including the 2009 Annual Report and Proxy Statement, are available online at http://www.rodm.com

INSTRUCTIONS: PLEASE INDICATE YOUR SELECTION BY PLACING AN “X” IN THE APPROPRIATE BOXES BELOW.

1. ELECTION OF DIRECTORS.

Wesley K. Clark	John J. Borer III	Peter F. Drake	Marvin I. Haas
Michael Vasinkevich	Winston Churchill	Sam Dryden
Edward Rubin	Richard M. Cohen	Mark L. Friedman

☐ FOR THE ELECTION OF ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT:

2. TO APPROVE THE COMPANY’S 2010 STOCK AWARD AND INCENTIVE PLAN.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2010 FISCAL YEAR.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.

Please indicate whether you will attend the annual meeting of stockholders on May 5, 2010.

I ☐ plan	☐ do not plan to attend the annual meeting.

[NOTE: the foregoing is required for building security clearance.]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Dated: _________________, 2010

Signature of Stockholder

Signature if held jointly

Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.